UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO  SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2006

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road
Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Separation Agreement

As previously announced, on July 24, 2006 Donald K. Peterson stepped down as President and Chief Executive Officer of Avaya Inc. (the “Company”).  Effective as of that date, the Company and Mr. Peterson executed a Separation Agreement and General Release (the “Agreement”) outlining the terms and conditions regarding his termination of employment.  Mr. Peterson shall remain Chairman of the Board of Directors through September 30, 2006.

Pursuant to the Agreement, Mr. Peterson will continue service as a non-executive employee of the Company for a transition period (the “Transition Period”) from July 24, 2006 through and including December 31, 2006 (the “Separation Date”).  As compensation for his services during the Transition Period, the Company has agreed:

(i)                                     to continue to pay Mr. Peterson at his current rate of base salary through September 30, 2006 and to pay Mr. Peterson an aggregate of $150,000 for the period from October 1, 2006 through the Separation Date, payable in 3 equal monthly installments;

(ii)                                  to pay Mr. Peterson an aggregate of $4,230,000 (less applicable federal, state and local withholding taxes and other appropriate deductions) on the last business day prior to December 31, 2006;

(iii)                               to continue Mr. Peterson’s eligibility to receive a bonus for fiscal 2006 in accordance with the terms of the Company’s Short Term Incentive Plan;

(iv)                              to provide Mr. Peterson with continued coverage under the Company’s group health, vision and dental plans for a period of six months following the Separation Date;

(v)                                 to provide Mr. Peterson with (i) financial counseling services for three months following the Separation Date and (ii) outplacement services suitable to his position for a period of one year following the Separation Date;

(vi)                              to pay Mr. Peterson $240,000 (less all applicable federal, state and local withholding taxes and other appropriate deductions) to offset his cost of purchasing post-employment medical coverage for himself and his spouse; and

(vii)                           effective as of the Separation Date, to accelerate the vesting of 45,489 restricted stock units granted to Mr. Peterson on October 27, 2005 (the remainder of Mr. Peterson’s outstanding unvested restricted stock units and stock options and vested but unexercised stock options shall continue to be governed by the terms and conditions of the plans under which they were granted).

In addition, during the Transition Period, Mr. Peterson shall continue to be entitled to participate in all employee benefit plans to which he was participating as of July 24, 2006.  Moreover, during that time period, he will be entitled to the following: certain business related transportation; secretarial assistance; an office for use in a Company facility; and home security services.

Under the terms of the Agreement, Mr. Peterson has agreed:

(i)                                     to refrain from using, misappropriating or disclosing the Company’s proprietary information; and

(ii)                                  that, through December 31, 2007, he will not, directly or indirectly, engage in certain competitive activities or solicit any of the Company’s employees or customers.

CEO and COO Compensation Arrangements

In connection with their July 24, 2006 appointments to the positions of President and Chief Executive Officer and Chief Operating Officer, respectively, the compensation arrangements for each of Mr. Louis J. D’Ambrosio and Mr. Michael C. Thurk have been amended as follows:

Compensation Element	Mr. D’Ambrosio President and Chief Executive Officer	Mr. Thurk Chief Operating Officer
Base Salary, effective July 24, 2006	$800,000	$700,000
New Target Percentage for bonuses under the Company’s Short Term Incentive Plan for fiscal 2006	100% of base salary (75% at prior salary; 25% at new salary)	100% of base salary (75% at prior salary; 25% at new salary)
Promotion grant of Restricted Stock Units (“RSUs”) vesting 50% on each of the third and fourth anniversaries of the July 26, 2006 grant date.	162,338 RSUs	142,045 RSUs

Promotion grant of Stock Options having a term of 7 years, an exercise price of $9.24 per share, and vesting 25% on each of the first, second, third and fourth anniversaries of the July 26, 2006 grant date.

	360,750 Stock Options	315,657 Stock Options

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

10.1   Separation Agreement and General Release, dated as of July 24, 2006, between the Company and Donald K. Peterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 28, 2006	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Separation Agreement and General Release, dated as of July 24, 2006, between the Company and Donald K. Peterson.